Exhibit 23.2

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 625
AUSTIN, TEXAS 78729-1707	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817- 336-2461	713-651-9944
www.cgaus.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

The undersigned hereby consents to the incorporation by reference to our firm in the form and context in which they appear in the Registration Statement on Form S-8 of Nabors Industries Ltd.  We hereby further consent to the incorporation by reference to our report, dated February 1, 2013, setting forth the estimates of revenues from Nabors Industries Ltd.’s oil and gas reserves as of December 31, 2012, which was included as an exhibit to the Form 10-K of Nabors Industries Ltd. for the year ended December 31, 2012.  We further consent to the reference to us as experts under the heading “Experts” in such Registration Statement.

Sincerely,

Cawley, Gillespie & Associates, Inc.
Texas Registered Engineering Firm F-693

July 24, 2013